UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 2, 2007

ASI Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        000-27881             522101695
(State or other jurisdiction    (Commission           (IRS Employer
of incorporation)               File Number)          Identification No.)

1/12 Candlebark Court, Research, Victoria, Australia           3095
(Address of principal executive offices)                      (Zip Code)

+61 3 9016 3021
Registrants telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
  CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
  240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act (17 CFR      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events.

On January 2, 2007, ASI Entertainment Inc. (:ASI'') announced that that the Company's Board had received and ratified a restructuring proposal received from the majority stockholders of the company. The restructuring will become effective December 31, 2006.

Under the restructure:

a. ASI will distribute all of the ordinary shares of its subsidiary, ASIQ Pty. Ltd. (''ASIQ'') to the stockholders of ASI in the same proportion as their stockholding in ASI.

b. Subsequent to the distribution of ASIQ shares, ASI will issue 32,216,664 shares of its common stock for $500,000.

c. ASI will acquire ASIQ's SafeCell Intellectual Property for $250,000 under payment terms to be agreed, and will agree to write off $1,800,000 debt owed to ASI by ASIQ.

The full announcement is included as Exhibit 99.1


Item 9.01 Financial Statements and Exhibits

(d) Exhibits:
99.1 Press release of ASI Entertainment, Inc. dated January 2, 2007



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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                       ASI ENTERTAINMENT, INC.
                                                                 (Registrant)
                                                         By: /s/ PHILIP SHIELS
                                                                Philip Shiels
                                                       Chief Financial Officer
                                                         Date: January 2, 2007









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EXHIBIT INDEX
Exhibit No.      Description
99.1 Press release dated January2, 2007 announcing restructure of ASI Entertainment, Inc..



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